                                                                 Exhibit (L)(13)


                               Purchase Agreement

     Firstar Funds, Inc., a Wisconsin corporation (the "Company"), and Quasar Distributors, LLC ("Quasar") hereby agree as follows:

          1. The Company hereby offers Quasar and Quasar hereby purchases, in consideration for the payment set forth on Exhibit 1 hereto, one share of beneficial interest of the Conning Money Market Fund.

          2. Quasar acknowledges that the share purchased hereunder has not been registered under the federal securities laws and that the Company is relying on certain exemptions from such registration requirements. Quasar represents and warrants that it is acquiring such share solely for investment purposes and that Quasar has no present intention to redeem, sell or otherwise dispose of the share.

          3. This Agreement shall be governed by the law of the State of Wisconsin. Firstar Funds is a corporation organized under the laws of Wisconsin and under Articles of Incorporation, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of Wisconsin as required by law, and to any and all amendments thereto so filed or hereafter filed.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the ___ day of June, 2001.

(SEAL)
                                         FIRSTAR FUNDS, INC.


                                         By:
                                            Name:  __________________________
                                            Title: __________________________

                                         QUASAR DISTRIBUTORS, LLC


                                         By:
                                            Name:  __________________________
                                            Title: __________________________

                                   Exhibit 1
                                   ---------

              (Payment for One Share by Quasar Distributors, LLC)


Conning Money Market Fund                                              $1.00